As filed with the Securities and Exchange Commission on August 31, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2012 (August 29, 2012)

MONSANTO COMPANY
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri    63167
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (314) 694-1000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Annual Incentive Plan

On Aug. 29, 2012, Monsanto Company’s People and Compensation Committee (the “Committee”) approved the Monsanto Company Fiscal Year 2013 Annual Incentive Plan (the “2013 Plan”).  The 2013 Plan covers the performance period from Sept. 1, 2012 through Aug. 31, 2013, Monsanto Company’s fiscal year 2013.  Eligibility includes regular employees of Monsanto Company and its subsidiaries (the “Company”) who do not participate in a local sales or business-specific annual incentive plan.  The 2013 Plan excludes from eligibility all Company employees employed in the United States who are members of a collective bargaining unit with whom incentive compensation was the subject of good faith bargaining.

Funding of the 2013 Plan is determined by the Company’s attainment of certain financial goals related to net sales (10% weighting), diluted earnings per share (50% weighting) and free cash flow (40% weighting) and the determination by the Committee that such attainment satisfies certain subjective performance criteria as determined by the Committee.  Various performance levels are approved by the Committee with a payout level (as a percentage of target award pool) associated with each level of performance as follows: (i) threshold, 35%, (ii) target, 100%, and (iii) outstanding, 200%.

The award pool will be funded at no less than 20% of target level funding in the event the Company pays dividends with respect to each of its financial quarters ending during the fiscal year 2013.  However, if the Company fails to attain at least the threshold level of performance with respect to the diluted earnings per share goal, the incentive pool may not fund at greater than 20% of the target level of funding.  One or more of the financial goals may be funded at above the outstanding level at the Committee’s discretion, provided the overall incentive pool would be capped at 200% of target level unless the Committee determines in its discretion to fund above 200%.  Regardless of the attainment of any one or more of the 2013 Plan’s financial goals, the Committee, in its sole discretion, shall determine whether the award pool should be funded and the amount of such funding, if any.

The 2013 Plan also contains provisions and exceptions relating to new hires, changes in base compensation, changes in employment status (including termination of employment) and other specific situations.

This summary description of the 2013 Plan does not purport to be complete and is qualified in its entirety by reference to the 2013 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Terms and Conditions of Option Grants and Restricted Stock Unit Grants

On Aug. 29, 2012, the Committee adopted terms and conditions for future option grants and restricted stock unit grants under the Monsanto Company 2005 Long-Term Incentive Plan, as amended and restated as of January 24, 2012 (the “2005 LTIP”).  No options or restricted stock units were awarded.  The terms and conditions are similar to those previously approved under the 2005 LTIP in effect at the time.

Options. Options are non-qualified options that are not intended to qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code.  The options will generally vest ratably over three years and expire on the tenth anniversary of the grant date.  However, all or a portion of an option may be forfeited in the event the optionee voluntarily terminates employment.  Options will continue to  vest ratably over three years in the event of Retirement, and vesting will be accelerated in the event an optionee experiences involuntary Termination of Service, death, or Disability, or if a Change of Control occurs.

Financial Goal Restricted Stock Units. An award of financial goal restricted stock units (each, a “Financial Goal Unit”), represents the right to receive one share of Monsanto Company common stock for each Financial Goal Unit upon vesting. The number of Financial Goal Units subject to vesting will be determined by the People and Compensation Committee based on the Company’s attainment of specified performance goals relating to equally weighted diluted earnings per share, free cash flow and return on capital goals for the defined three-year performance period, and may be up to two times the number of Financial Goal Units initially awarded based on Company performance against the goals.  In order for any Financial Goal Units to vest, the 162(m) Performance Goal must be attained, which goal provides that the Company must have positive Net Income for the defined three-year performance period.  Financial Goal Units will be forfeited if the recipient’s service with the Company is terminated prior to the end of the three-year performance period, except that vesting of the Financial Goal Units may be prorated or accelerated under certain circumstances in the event of recipient’s Retirement, death, Disability, or involuntary Termination of Service, or in the event of a termination of employment following a Change of Control prior to expiration of the three-year performance period. Participants may also receive a cash payment upon vesting equal to the value of the cash dividends the participant would have been paid with respect to the number of shares received had the participant owned the shares at all times during the performance period.  Awards of Financial Goal Units are subject to the Company’s Recoupment Policy.

Time-Based Restricted Stock Units.  The time-based restricted stock units will vest on Nov. 15 of the third year after the date of grant unless the recipient’s service with the Company terminates prior to such date.  Time-based restricted stock units will be forfeited if the recipient’s service with the Company is terminated prior to the end of the three-year performance period, except that vesting of the units may be prorated or accelerated under certain circumstances in the event of recipient’s Retirement, death, Disability, or Termination without Cause on or after the one-year anniversary of the grant date, or if a Change of Control occurs at any time after the grant date.  Time-based restricted stock units will not have dividend equivalent rights.

These summary descriptions of the terms and conditions of option grants and terms and conditions of restricted stock unit grants are qualified in their entirety by reference to the terms and conditions of option grants, terms and conditions of financial goal restricted stock units, and terms and conditions of time-based restricted stock unit grants, copies of which are included as Exhibits 10.2, 10.3 and 10.4, respectively, to this Form 8-K and incorporated herein by reference.  Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the relevant exhibit.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

The following documents are filed as exhibits to this report:

Exhibit 10.1	Fiscal Year 2013 Annual Incentive Plan, as approved by the People and Compensation Committee of the Board of Directors on August 29, 2012. †

Exhibit 10.2	Form of Terms and Conditions of Option Grant under the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012), as approved on Aug. 29, 2012. †

Exhibit 10.3
Form of Terms and Conditions of Financial Goal Restricted Stock Units under the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012), as approved on Aug. 29, 2012.  †

Exhibit 10.4	Form of Terms and Conditions of Restricted Stock Units Grant under the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012), as approved on Aug. 29, 2012. †

† Represents management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 31, 2012

MONSANTO COMPANY

By:	/s/ Christopher A. Martin
Name:	Christopher A. Martin
Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Fiscal Year 2013 Annual Incentive Plan, as approved by the People and Compensation Committee of the Board of Directors on Aug. 29, 2012. †
10.2	Form of Terms and Conditions of Option Grant under the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012), as approved on Aug. 29, 2012. †
10.3
Form of Terms and Conditions of Financial Goal Restricted Stock Units under the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012), as approved on Aug. 29, 2012.  †

10.4	Form of Terms and Conditions of Restricted Stock Units Grant under the Monsanto Company 2005 Long-Term Incentive Plan (as Amended and Restated as of January 24, 2012), as approved on Aug. 29, 2012. †

† Represents management contract or compensatory plan or arrangement.